UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 25, 2013

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City
Shouguang City, Shandong, 262700, P.R. China

 (Address of principal executive offices and zip code)

+86 (536) 567-0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2013, Shouguang City Haoyuan Chemical Co., Ltd. ("SCHC"), a wholly-owned subsidiary of Gulf Resources, Inc. (the “Company”), entered into a relocation compensation agreement (the “Agreement”) with the Transportation Bureau of Dongying City, Shandong Province (the “Transportation Bureau”) and the Government of Liuhu Township of Dongying City, Shandong Province (the “Liuhu Government”).

In accordance with the request from the Transportation Bureau and the Liuhu Government, the land where SCHC’s Factory No. 3 was located will be requisitioned due to construction of the Deda railway. Pursuant to the Agreement, SCHC will receive relocation compensation in the amount of RMB 23,824,452.5 (approximately USD 3.89million). RMB 18,000,000 (USD 2.94 million ) will be paid within three business days after the demolition of the factory’s warehouses and facilities which is schedule to occur on or before September 30, 2013. The remaining amount will be paid after the clearance of all ground fixtures and examination approvals on or before October 30, 2013.

A translation of the Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 8.01.  Other Events.

On September 26, 2013, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Translation of Bromine Factory Relocation Compensation Agreement dated September 25, 2013
99.1	Press release dated September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: September 26, 2013

EXHIBIT INDEX

Exhibit	Description
10.1	Bromine Factory Relocation Compensation Agreement dated September 25, 2013.
99.1	Press release dated September 26, 2013.